UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 29, 2025

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Clean Street Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.375 per share	TNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Tennant Company (the “Company”) held the 2025 Annual Meeting for purposes of electing four directors, ratifying the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025, and providing advisory approval on executive compensation. Results of shareholder voting on these matters were as follows:

	For	Against	Abstain	Broker Non-Vote
1. Each of the following three Class III directors was elected for a three-year term expiring in 2028 and one Class II director was elected to a two-year term expiring in 2027:
Andrew P. Hider	16,349,173	106,409	3,460	754,763
David W. Huml	16,380,211	75,342	3,489	754,763
David Windley	15,594,859	856,275	7,908	754,763
Mark W. Sheahan	16,416,758	38,824	3,460	754,763

	For	Against	Abstain	Broker Non-Vote
2. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025 was ratified.	17,188,081	22,250	3,474

	For	Against	Abstain	Broker Non-Vote
3. Advisory approval of executive compensation was received.	15,996,741	452,300	10,001	754,763

There were 18,806,189 shares of common stock entitled to vote at the 2025 Annual Meeting and a total of 17,213,805 (91.53%) shares were represented at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: May 2, 2025	By:	/s/ Kristin A. Erickson
Kristin A. Erickson
Senior Vice President, General Counsel and Corporate Secretary

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